EXHIBIT 1.1

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FORM B1                     United States Bankruptcy Court                              Amended Voluntary Petition
                      Northern District of Texas, Dallas Division                       01-39776-BJH-11

Name of Debtor (if individual, enter Last, First, Middle):     Name of Joint Debtor (Spouse) (Last, First, Middle):
Alford Refrigerated Warehouses, Inc.
All Other Names used by the Debtor in the last 6 years         All Other Names used by the Joint Debtor in the last 6 years
(include married, maiden, and trade name)                      (include married, maiden, and trade names):

Soc. Sec. Tax I.D. No. (if more than one, state all):          Soc. Sec. Tax. I.D. No. (if more than one, state all):
75-269562
Street Address of Debtor (No. & Street, City, State &          Street Address of Joint Debtor (No. & Street, City, State &
Zip Code:                                                      Zip Code):
318 Cadiz
Dallas, TX 75207

County of Residence or of the Principal Place of Business:     County of Residence or of the Principal Place of Business:
Dallas, County

Mailing Address of Debtor (if different from street address):  Mailing Address of Joint Debtor (if different from street address):


Location of Principal Assets of Business Debtor (if different from street address above):
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                                 Information Regarding the Debtor (Check the Applicable Boxes)
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Venue (Check any applicable box)
[X]      Debtor has been domiciled or has had a residence, principal place of business, or principal assets in this District for 180 days immediately preceding the date of this petition or for a longer part of such 180 days than in any other
         District.
[ ]      There is a bankruptcy case concerning debtor's affiliate, general partner, or partnership pending in this District.
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          Type of Debtor (Check all boxes that apply)                  Chapter or Section of Bankruptcy Code Under Which
[ ] Individual        [ ]    Railroad                                      the Petition is Filed (Check one box)
|X| Corporation       [ ]    Stockbroker                                [ ] Chapter 7    [X] Chapter 11    [ ] Chapter 13
[ ] Partnership       [ ]    Commodity Broker                           [ ] Chapter 9    [ ] Chapter 12
[ ] Other ( )                                                           [ ] Sec. 304 - Case ancillary to foreign proceeding

                Nature of Debts (Check one box)                                   Filing Fee (Check one box)
[ ]                  Consumer/Non-Business                              [X] Full|Filing Feesattached
                                                                        [ ] Filing Fee to be paid in installments (Applicable to
                                                                            individuals only)
                                                                            Must attach signed application for the court's
                                                                            consideration certifying that the debtor is unable to
                                                                            pay fee except in installments.
                                                                            Rule 1006(b).  See Official Form No. 3

    Chapter 11 Small Business (Check all boxes that apply)
[ ] Debtor is a small business as defined in 11 U.S.C. ss. 101
[ ] Debtor is and elects to be considered a small business under 11
    U.S.C.ss.1121(e) (Optional)

Statistical/Administrative Information (Estimates only)
                                                                                   THIS SPACE IS FOR COURT USE ONLY
[X] Debtor estimates that funds will be available for distribution to unsecured creditors.
[ ] Debtor estimates that, after any exempt property is excluded and administrative expenses paid, there will be no funds available for distribution to unsecured creditors.

Estimated Number of Creditors   1-15   16-49  50-99   100-199  200-999 1000-over
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                                 [ ]    [ ]    [ ]      [ ]      [X]     [ ]
Estimated Assets
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$0 to      $50,001 to  $100,001 to $500,001 to $1,000,001 to$10,000,001 to$50,000,001 to
$50,000    $100,000    $500,000    $1 million  $10 million  $50 million   $100 million
 [ ]           [ ]         [ ]         [ ]      [ ]          [X]             [ ]
Estimated Debts

$0 to      $50,001 to  $100,001 to $500,001 to $1,000,001 to$10,000,001 to$50,000,001 to
$50,000    $100,000    $500,000    $1 million  $10 million  $50 million   $100 million
[ ]           [ ]         [ ]          [ ]        [ ]           [X]            [ ]




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Amended Voluntary Petition                                       Name of Debtor(s):                               FORM B1, Page 2
(This page must be completed and filed in every case)            Alford Refrigerated Warehouses, Inc.

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                   Prior Bankruptcy Case Filed Within Last 6 Years (If more than one, attach additional sheet)
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Location                                     Case Number:                            Date Filed:
Where Filed:

  Pending Bankruptcy Case Filed by any Spouse, Partner or Affiliate of this Debtor (If more than one, attach additional sheet)

Name of Debtor: Hilltop Acquisition Holding Corporation          Case Number: 01-39371-        Date Filed: November 6, 2001
                                                                 SAF-11
District: Northern District of Texas, Dallas Division            Relationship:                 Judge:  Steven A. Felsenthal
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                                                            Signatures
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      Signature(s)  of  Debtor(s)   (Individual/Joint)                     Signature  of  Debtor (Corporation/Partnership)
I declare under penalty of perjury that the information                     I declare under penalty of perjury that the information
provided in this petition is true and correct.                              provided in this petition is true and correct, and that.
[If petitioner is an individual whose debts are primarily                   I have been authorized to file this petition on behalf
consumer debts and has chosen to file under chapter 7] I am                 of the debtor.
aware that I may proceed under chapter 7, 11, 12 or 13 of
title 11, United States Code, understand the relief available               The debtor requests relief in accordance with the
under such chapter, and choose to proceed under Chapter 7.                  chapter of title 11, United States Code, specified in
I request relief in accordance with the chapter of title 11,                this petition.
United States Code, specified in this petition.

                                                                            X______________________________________________________
                                                                             Signature of Authorized Individual
                                                                             James C. Williams
X ___________________________________________________                        Printed Name of Authorized Individual
     Signature of Debtor                                                     Secretary , Chief Financial Officer
X ___________________________________________________                        Title of Authorized Individual
    Signature of Joint Debtor                                                November 20, 2001
  ___________________________________________________                      Date
    Telephone Number (If not represented by attorney)
  ___________________________________________________
    Date

                     Signature of Attorney                                  Signature of Non-Attorney Petition Preparer
X _____________________________________________________          I certify that I am a bankruptcy petition preparer as defined in
          E. P. Keiffer                                          11 U.S.C. ss.110, that I prepared this document for compensation,
  _____________________________________________________          and that I have provided the debtor with a copy of this document.
    Printed Name of Attorney for Debtor(s)
  Hance, Scarborough , Wright, Ginsberg & Brusilow, LLP
  -----------------------------------------------------
    Firm Name                                                     _____________________________________________________
       1401 Elm Street, Suite 4750,  Dallas, Texas 75202          Printed Name of Bankruptcy Petition Preparer
  ------------------------------------------------------
    Address
        (214)-651-6517                                           _____________________________________________________
  ------------------------------------------------------
    Telephone Number                                              Social Security Number
    November 5, 2001
  ------------------------------------------------------
    Date                                                          _____________________________________________________
                                                                  Address

                                                                  _____________________________________________________

                                                                     Names   and Social Security numbers  of all  other
                   Exhibit A                                         individuals  who prepared or assisted in preparing
(To be completed if debtor is required to file periodic              this document:
reports(e.g., forms 10K and 10Q) with the Securities and
Exchange Commission pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934 and is requesting               If more than one person prepared this document, attach
relief under chapter 11)                                            additional sheets conforming to the appropriate
                                                                    official form for each person.
[X] Exhibit A is attached and made part of this petition.
                                                                 X ______________________________________________________
                   Exhibit B                                          Signature of Bankruptcy Petition Preparer
              (to be completed if debtor is an
            individual whose debts are primarily                     -------------------------------------------------------
            consumer debts)                                          Date
I, the attorney for the petitioner named in the foregoing
petition, declare that I have informed the petitioner            A    bankruptcy petition preparer's failure to comply with the
that [he or she] may proceed under chapter 7, 11, 12,           provisions of title 11 and the Federal Rules of Bankruptcy
or 13 of title 11, United States Code, and have                  Procedure may result in fines or imprisonment or both 11
explained the relief available under each such chapter.          U.S.C.  ss.110; 18 U.S.C. ss.156.


X_________________________________________________
  Signature of Attorney for Debtor(s)     Date

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Form B1, Exh. A (9/97)

                                   Exhibit "A"

[If debtor is required to file periodic reports (e.g., forms 10K and 10Q) with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and is requesting relief under chapter 11 of the Bankruptcy Code, this Exhibit "A" shall be completed and attached to the petition.]

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:                               ss.
                                     ss.
ALFORD REFRIGERATED                  ss.        CASE NO. 01-39776-BJH-11
WAREHOUSES, INC.                     ss.
                                     ss.
DEBTOR                               ss.



                        Exhibit "A" to Voluntary Petition


1. If any of the debtor's securities are registered under Section 12 of the Securities Exchange Act of 1934, the SEC file number is 000-25351.

2. The following financial data is the latest available information and refers to the debtor's condition on November 20, 2001.
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a.       Total assets                                             $ 21,100,000

b.       Total debts (including debts listed in 2.c., below)      $ 16,300,000


                                                                                                 Approximate
                                                                                                 number of
                                                                                                 holders

c.       Debt securities held by more than 500 holders.

         secured /  /      unsecured /  /   subordinated /  /     $ 0___________________         _____________

         secured /  /      unsecured /  /   subordinated /  /     $ 0___________________         _____________

         secured /  /      unsecured /  /   subordinated /  /     $ 0___________________         _____________

         secured /  /      unsecured /  /   subordinated /  /     $ 0___________________         _____________

         secured /  /      unsecured /  /   subordinated /  /     $ 0___________________         _____________

d.       Number of shares of preferred stock                         0__________________         _____________

e.       Number of shares of common stock                            7,040,715____________       1,000 ________
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         Comments, if any: _____________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

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3. Brief  description  of debtor's  business:  Public  refrigerated  warehousing operation in Texas
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4. List the names of any person who directly or indirectly owns, controls, or holds, with power to vote, 5% or more of the voting securities of debtor:

Joseph Y. Robichaud
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